Exhibit 10.19.4

FIRST AMENDMENT TO

NON-QUALIFIED STOCK OPTION AGREEMENT
PIER 1 IMPORTS, INC.

THIS FIRST AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT (“Agreement”) is made effective and entered into as of October 6, 2008, by and between PIER 1 IMPORTS, INC., a Delaware corporation (the “Company”), and ALEXANDER W. SMITH (the “Optionee”).

WHEREAS, on February 19, 2007 the Company and Optionee entered into a Non-Qualified Stock Option Agreement pursuant to the terms of that certain Employment Agreement (the “Employment Agreement”) dated February 19, 2007, for the stock option defined in the Employment Agreement as “Option 2”;

WHEREAS, the Company and the Optionee desire to amend the Non-Qualified Stock Option Agreement for Option 2:

NOW, THEREFORE, the parties hereto agree as follows:

1. The first paragraph of section 4 (i) of the Non-Qualified Stock Option Agreement for Option 2 is deleted in its entirety and replaced with the following language:

(i)            Term of Option; Exercisability. Unless sooner terminated as hereinafter provided, this Option shall become vested and exercisable up to 1,000,000 Option Shares on the date of filing of the Company’s Annual Report on Form 10-K (“Form 10-K”) with the Securities and Exchange Commission (the “SEC”) for the fiscal year ending February 28, 2009 (such date, the “2nd Vesting Date”), based upon achieving a percentage of the fiscal 2009 EBITDA target (the “2009 EBITDA Target”) as follows:

100% of the 2009 EBITDA Target – 1,000,000 shares;

96% of the 2009 EBITDA Target – 900,000 shares;

92% of the 2009 EBITDA Target - 800,000 shares;

88% of the 2009 EBITDA Target – 700,000 shares;

84% of the 2009 EBITDA Target – 600,000 shares; and

80% of the 2009 EBITDA Target – 500,000 shares.

Additionally, vesting of shares between the fixed percentage points of the 2009 EBITDA Target stated above shall be interpolated. In other words as an example if 94% of the 2009 EBITDA Target were achieved, then 850,000 shares of Option 2 would vest.

2.             Except as amended by this Agreement, the Non-Qualified Stock Option Agreement for Option 2 is ratified and remains unchanged. If there is a conflict between the provisions of this Agreement and the provisions of the Non-Qualified Stock Option Agreement for Option 2, this Agreement controls.

IN WITNESS WHEREOF, the Optionee has executed this Agreement, and the Company has caused its duly authorized corporate officer to execute this Agreement as of the dates set forth below, to be effective the date of last signing.

COMPANY:		OPTIONEE:

Pier 1 Imports, Inc.

By:	/S/	/S/
	Michael A. Carter	Alexander W. Smith
Senior V.P. and General Counsel

Date: October 3, 2008		Date: October 6, 2008